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                                                                    EXHIBIT 23.2


          EXPLANATION CONCERNING ABSENCE OF CURRENT WRITTEN CONSENT OF
                               ARTHUR ANDERSEN LLP


         On August 14, 2002, American HomePatient, Inc. (the "Company") announced that it had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP as its independent public accountants. On October 21, 2002, the United States Bankruptcy Court for the Middle District of Tennessee, Nashville Division, approved the appointment of Deloitte & Touche LLP. Prior to the date hereof, the Arthur Andersen partners who reviewed the Company's audited financial statements as of December 31, 2001 and December 31, 2000 and for the years then ended resigned from Arthur Andersen LLP. As a result, after reasonable efforts, the Company has been unable to obtain Arthur Andersen's updated written consent to the incorporation by reference in this document of Arthur Andersen's audit reports with respect to the financial statements as of December 31, 2001 and December 31, 2000 and for the years then ended for this Annual Report on Form 10-K. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Company to omit Arthur Andersen's updated written consent from this filing, and permits us to incorporate by reference the financial statements, supplementary data and financial statement schedule included herein into present and future registration statements, without the written consent of Arthur Andersen LLP.

         Section 11(a) of the Securities Act of 1933 provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         As noted above, Arthur Andersen LLP has not consented to the incorporation by reference of its audit report in this filing, although it has consented to the incorporation by reference of its audit report contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001. While the extent of any resulting limitations on recovery is unclear, Arthur Andersen LLP may not be liable under Section 11(a) of the Securities Act of 1933 because it has not consented to being named as an expert in any present or future registration statement into which this Annual Report on Form 10-K may be incorporated by reference, or the lack of a currently dated consent could limit the time in which any such liability could be asserted. The Company believes, however, that other persons who may be liable under Section 11(a) of the Securities Act of 1933, including the Company's officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act of 1933.

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         The following is a copy of Arthur Andersen's consent which was issued on April 12, 2002 and filed with the Securities and Exchange Commission as
Exhibit 23 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001. This consent has not been reissued by Arthur Andersen LLP.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports dated February 18, 2002 (except with respect to the matter discussed in Note 15, as to which the date is March 19, 2002), included in this Annual Report on Form 10-K of AMERICAN HOMEPATIENT, INC. and Subsidiaries into the Company's previously filed Registration Statement File Number 000-19532. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.


                                            ARTHUR ANDERSEN LLP


Nashville, Tennessee
April 12, 2002